UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2014

Sizmek Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36219	37-1744624
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

401 Park Avenue South, 5th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 953-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Sizmek Inc. (the “Company”) was held on November 11, 2014. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting. On the record date of September 24, 2014, there were 30,398,505 shares of the Company’s common stock outstanding and eligible to vote.

Proposal 1:  Election of Directors

Elected the following seven nominees to the Board of Directors to serve as directors until their respective successors are elected and qualify.

Nominee	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
Scott K. Ginsburg	17,532,009	1,407,405	8,009,726
Xavier A. Gutierrez	18,024,675	914,739	8,009,726
John R. Harris	17,524,084	1,415,330	8,009,726
Adam Klein	17,017,292	1,922,122	8,009,726
Cecil H. Moore, Jr.	17,882,609	1,056,805	8,009,726
Neil H. Nguyen	17,452,254	1,487,160	8,009,726
Stephen E. Recht	17,897,711	1,041,703	8,009,726

Proposal 2: Approval of the Compensation of our Named Executive Officers

Approved, on an advisory basis (non-binding), the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement. There were 18,042,658 votes for the proposal, 871,877 votes against the proposal, 24,879 abstentions and 8,009,726 broker non-votes.

Proposal 3: Approval of the Frequency of Holding Future Advisory Votes on Executive Compensation

Approved, on an advisory basis (non-binding), the holding of future advisory votes on the compensation of the Company’s Named Executive Officers every year. There were 17,427,017 votes for “every year,” 12,889 votes for “every two years,” 1,486,318 votes for “every three years,” 13,190 abstentions and 8,009,726 broker non-votes.

The Company’s Board of Directors recommended an annual advisory vote on the compensation of the Company’s Named Executive Officers. In light of the Company’s Board of Directors’ recommendation of an annual advisory vote on the compensation of the Company’s Named Executive Officers and taking into account the preferences of the stockholders, as set forth above, the Company’s Board of Directors has determined that it will hold an advisory vote on the compensation of the Company’s Named Executive Officers annually until the next required vote on the frequency of such an advisory vote.

Proposal 4: Ratification of the Appointment of Independent Registered Public Accountants

Ratified the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accountants for 2014. There were 25,299,843 votes for the proposal, 1,398,983 votes against the proposal, 250,314 abstentions and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZMEK INC.

Date: November 13, 2014	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel